CONTRIBUTION AND DISTRIBUTION AGREEMENT


     CONTRIBUTION AND DISTRIBUTION AGREEMENT, dated as of May 30, 1997, by and between WELLSFORD RESIDENTIAL PROPERTY TRUST, a Maryland real estate investment trust ("Wellsford Parent"), and WELLSFORD REAL PROPERTIES, INC., a Maryland corporation ("Newco").


                                   RECITALS:

     WHEREAS, Wellsford Parent and Equity Residential Properties Trust, a Maryland real estate investment trust ("EQR"), have entered into an Agreement and Plan of Merger dated as of January 16, 1997 (the "Merger Agreement"), providing for the merger of EQR with Wellsford Parent (the "Merger"), with Wellsford Parent continuing as the surviving entity of the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement;

     WHEREAS, the Board of Trustees of Wellsford Parent has determined that Wellsford Parent can maximize the value of certain of its assets by not conveying them in the Merger, and EQR has indicated that it has no interest in acquiring such assets;

     WHEREAS, the Board of Trustees of Wellsford Parent has deemed it appropriate and advisable, in order to enhance value for the shareholders of Wellsford Parent, prior to the Merger and as contemplated by the Merger Agreement, to (i) contribute to Newco certain of the assets and liabilities of Wellsford Parent and (ii) distribute, immediately prior to the Merger, as a taxable distribution to the holders of Common Shares of Beneficial Interest, $.01 par value of Wellsford Parent (the "Wellsford Parent Common Shares"), all of the outstanding shares of common stock, $.01 par value, of Newco owned by Wellsford Parent (the "Newco Common Stock");

     WHEREAS, following such contribution and distribution, EQR shall acquire the remaining businesses, operations, assets and liabilities of Wellsford Parent and its remaining direct and indirect subsidiaries pursuant to the Merger; and

     WHEREAS, Wellsford Parent and Newco have determined that it is necessary and desirable to set forth the transactions required to effect such contribution and distribution and to set forth other agreements that will govern certain other matters following such distribution.

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Action" means any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

     "Affiliate" means, when used with respect to a specified person, another person that, directly or indirectly, controls, is controlled by, or is under common control with, the person specified.

     "Agent" means the distribution agent to be appointed by Wellsford Parent to distribute to the Holders the shares of Newco Common Stock pursuant to the Distribution.

     "Assumed Liabilities" has the meaning set forth in Section 2.2.

     "Code" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, including any successor legislation.

     "Commission" means the Securities and Exchange Commission.

     "Confidential Information" has the meaning set forth in Section 4.3.

     "Contributed Asset" and "Contributed Assets" have the meaning set forth in Section 2.1.

     "Contribution" has the meaning set forth in Section 2.4.

     "Credit Enhancement Agreement" means the Credit Enhancement Agreement of even date herewith between ERP Operating Partnership and Newco.

     "Distribution" means the distribution prior to the effective time of the Merger by Wellsford Parent to the Holders of all the outstanding shares of Newco Common Stock owned by Wellsford Parent on the Distribution Date on the basis of 0.25 of a share of Newco Common Stock for each outstanding Wellsford Parent Common Share.

     "Distribution Date" means the date determined pursuant to Section 3.1 on which the Distribution will be effected.

     "Distribution Record Date" means the close of business on the date to be determined by the Board of Trustees of Wellsford Parent as the record date for determining the shareholders of Wellsford Parent entitled to receive Newco Common Stock in the Distribution, which will be the date on which the Merger is effected.

     "Effective Time" means the time on the Distribution Date when Wellsford Parent delivers to the Agent instructions directing the Agent to effect the Distribution.

     "ERP Operating Partnership" means ERP Operating Limited Partnership, an Illinois limited partnership, of which EQR is the general partner.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Governmental Authority" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

     "Holder" means a holder of record of Wellsford Parent Common Shares on the Distribution Record Date.

     "Indemnifying Party" has the meaning set forth in Section 5.3.

     "Indemnitee" has the meaning set forth in Section 5.3.

     "Indemnitee Notice" has the meaning set forth in Section 5.4.

     "Intellectual Property Rights" has the meaning set forth in Section 2.1.

     "IRS" means the Internal Revenue Service.

     "Liabilities" means any and all debts, liabilities and obligations, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, including, without limitation, Taxes and those debts, liabilities and obligations arising under any law, rule, regulation, Action, threatened Action, order or consent decree of any court, any governmental or other regulatory or administrative agency or commission or any award of any arbitration tribunal, and those arising under any contract, commitment or undertaking.

     "Losses" and "Loss" mean any and all losses, charges, Liabilities, claims, damages, penalties and costs or expenses (including, without limitation, reasonable attorney's fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any Actions or threatened Actions).

     "Merger" has the meaning set forth in the recitals.

     "Newco Common Stock" has the meaning set forth in the recitals.

     "Newco Indemnitees" has the meaning set forth in Section 5.1.

     "Newco Liabilities" means, collectively, (i) all the Liabilities of Newco under this Agreement, (ii) all the Liabilities arising out of or in connection with or otherwise relating to (A) the Assumed Liabilities, (B) the Liabilities of Newco and the Newco Subsidiaries, whether incurred before or after the Effective Time, and (C) the assets and conduct of the business of Newco and the Newco Subsidiaries, whether incurred before or after the Effective Time, but shall exclude the liabilities and benefits of Wellsford Parent under the Tri-Party Agreement.

     "Newco Subsidiaries" mean all Subsidiaries of Newco after giving effect to the transactions contemplated hereby.

     "Note" means the Promissory Note dated June 28, 1996 by Specified Properties VIII, L.P., a Texas limited partnership.

     "Palomino Agreement" means the Agreement regarding Palomino Park of even date herewith between Newco and ERP Operating Partnership.

     "Palomino Bonds" mean the Assessment Lien Revenue Bonds, Series 1995, issued by PPPIC in the original aggregate principal amount of $14,755,000, pursuant to a Trust Indenture dated as of December 1, 1995.

     "Palomino Park" means the Overall Property, as defined in the Palomino Agreement.

     "PPPIC" means Palomino Park Public Improvement Corporation, a Colorado nonprofit corporation.

     "Registration Statement" means the registration statement on Form 10 (or other applicable form) filed with the Commission by Newco pursuant to the requirements of Section 12 of the Exchange Act, and the rules and regulations thereunder, in order to register the Newco Common Stock under Section 12(b) of the Exchange Act.

     "Representatives" has the meaning set forth in Section 4.3.

     "Retained Subsidiaries" means all Subsidiaries of Wellsford Parent other than the Newco Subsidiaries.

     "S-4" means the registration statement on Form S-4 filed with the Commission relating to shares issued in connection with the Merger.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Sonterra Documents" has the meaning set forth in Section 2.1.

     "Subsidiary" means any entity at least 51% of the total outstanding voting interests of which are owned, directly or indirectly, by another entity.

     "Taxes" means all taxes, charges and fees imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof.

     "Third-Party Claim" has the meaning set forth in Section 5.4.

     "Transaction Costs Agreement" means the Transaction and Termination Costs Agreement of even date herewith among Wellsford Parent, EQR and Newco.

     "Transition Period" means the period from the Effective Time until three months following the Effective Time.

     "Tri-Party Agreement" means, collectively, the Tri-Party Agreements executed by Wellsford Parent in favor of NationsBank, N.A., as lender under the construction loan financing for Phase I and Phase II of Palomino Park.

     "Wellsford Parent Common Shares" has the meaning set forth in the recitals.

     "Wellsford Parent Indemnitees" has the meaning set forth in Section 5.2.

     "Wellsford Parent Liabilities" means, collectively, (i) all the Liabilities of Wellsford Parent under this Agreement, (ii) all the Liabilities of Wellsford Parent and the Retained Subsidiaries (other than the Newco Liabilities), whether arising before or after the Effective Time, and
(iii) the liabilities and benefits of Wellsford Parent under the Tri-Party Agreement.

     "WPHC" means Wellsford Park Highlands Corp., a Colorado corporation.

     References to a "Schedule" are, unless otherwise specified, to one of the Schedules attached to this Agreement, and references to a "Section" are, unless otherwise specified, to one of the Sections of this Agreement.


                                   ARTICLE 2

                          CONTRIBUTION OF PROPERTIES
                              AND ASSETS TO NEWCO

     2.1 Contribution. Subject to the terms and conditions of this Agreement, immediately prior to the Distribution Date, Wellsford Parent shall, without any representations or warranties, express or implied, assign, transfer, convey and deliver to Newco all of Wellsford Parent's right, title and interest in and to the following properties and assets (each a "Contributed Asset", and collectively, the "Contributed Assets"):

     (a) all agreements and other documents in connection with a 344-unit apartment project located in Tucson, Arizona, and commonly known as Sonterra at Williams Centre, including, without limitation, those agreements and documents (the "Sonterra Documents") which are listed on Schedule 2.1(a) attached hereto;

     (b) any and all funds (other than payments of principal and interest under the Note received prior to the Distribution Date), held by Wellsford Parent or its designees under the Sonterra Documents, including, without limitation, any and all tax deposits held pursuant to the Deed of Trust;

     (c) eighty (80) shares of Class A Common Stock of WPHC, constituting 80% of the outstanding shares of WPHC and 100% of the outstanding voting shares of WPHC;

     (d) cash in the amount (determined pursuant to Section 1.10 of the Merger Agreement (the "Contribution Funds")) of $12,965,995;

     (e) the split dollar life insurance agreements listed on Schedule 2.1(e) hereto;

     (f) the Merrill Lynch Non-Qualified Deferred Compensation Plan Trust Agreement, dated June 20, 1994, by and between Wellsford Parent and Merrill Lynch Trust Company;

     (g) the Merrill Lynch Non-Qualified Deferred Compensation Plan Revocable Trust Agreement dated May 28, 1997 by and between Wellsford Parent and Merrill Lynch Trust Company;

     (h) the Merrill Lynch Special Non-Qualified Deferred Compensation Plan adopted by Wellsford Parent;

     (i) any rights of Wellsford Parent under the Operating Agreement of Park at Highlands LLC dated as of April 27, 1995, as amended, and the Operating Agreement of Red Canyon at Palomino Park LLC, as amended;

     (j) any rights of Wellsford Parent under the Reimbursement Agreement dated December 1, 1995 between PPPIC and Wellsford Parent;

     (k) Wellsford Bond Pledge and Security Agreement, dated December 1, 1995, among PPPIC, Wellsford Parent and United States Trust Company of New York (the "Bond Trustee");

     (l) the Palomino Park Promissory Note dated December 20, 1995 from PPPIC to Wellsford Parent, delivered pursuant to the Reimbursement Agreement described in clause (i) of this definition;

     (m) the opinion of Ballard Spahr Andrews & Ingersoll dated December 20, 1995, addressed, inter alia, to Wellsford Parent, with respect to the Bonds;

     (n) any other agreements between PPPIC and Wellsford Parent, and any other agreements of third parties which run to the benefit of Wellsford Parent with respect to the Palomino Bonds;

     (o) the Letter of Credit Reimbursement Agreement dated December 1, 1995 among PPPIC, Wellsford Parent and Dresdner Bank AG, New York Branch;

     (p) any agreements executed by Dresdner Bank AG, New York Branch in favor of Wellsford Parent;

     (q) any rights of Wellsford Parent under the Bond Pledge and Security Agreement dated December 1, 1995 among PPPIC, Wellsford Parent, Dresdner Bank AG, New York Branch and the Bond Trustee;

     (r) any other rights or interest of Wellsford Parent and any of the Retained Subsidiaries in any of the documents and agreements regarding Palomino Park (other than the rights of ERP Operating Partnership under the Credit Enhancement Agreement and the Palomino Agreement);

     (s) furniture, fixtures, equipment and personalty located in the office premises demised pursuant to the Headquarter Lease; and

     (t) the name "Wellsford", the ticker symbol "WRP", and the plate used in connection with the engraving and printing of the Wellsford Parent share certificates (the "Intellectual Property Rights").

     Such contribution shall be effected in such a manner so that Wellsford Parent and the Retained Subsidiaries have no continuing obligation with respect to the Contributed Assets after the Effective Time, except as otherwise provided in the Credit Enhancement Agreement and the Palomino Agreement.

     2.2  Assumption.

     (a) Subject to the terms and conditions of this Agreement, simultaneously with the contribution contemplated by Section 2.1, Newco shall assume and undertake to pay and discharge the following (the "Assumed Liabilities"):

          (i) All Liabilities of Wellsford Parent with respect to the Contributed Assets, including, without limitation, all liabilities and obligations of Wellsford Parent under each of the agreements giving rise to any of the Contributed Assets;

          (ii) the obligations arising under the option certificates listed on
     Schedule 2.2(a) attached hereto (the "Option Agreements"), which will be satisfied by (A) issuing Newco Common Stock pursuant to the Amended Newco Options (defined below) and (B) amending the Option Agreements, as described in Schedule 2.2(a) (as amended, the "Amended Newco Options");

          (iii) the obligation to pay William Cockrum a consulting fee of $500,000, payable $250,000 in cash and $250,000 by the issuance of Newco Common Stock; and

          (iv) the Promissory Note dated December 20, 1995 issued by Wellsford Parent in favor of Dresdner Bank AG;

          (v) the Indemnification Agreement dated November 12, 1996 given by Wellsford Parent and WPHC to Donald D. MacKenzie; and

          (vi) any other obligation of Wellsford Parent and the Retained Subsidiaries under any other agreement relating to the Sonterra Documents, the Palomino Bonds, PPPIC or Palomino Park, except the obligations of ERP Operating Partnership under the Credit Enhancement Agreement and the Palomino Agreement.

     (b) Notwithstanding anything contained in Section 2.2(a), Wellsford Parent hereby retains, and Newco does not assume and will have no liability with respect to, Wellsford Parent Liabilities, except as otherwise provided in the Transaction Costs Agreement.

     2.3 Agreements and Documents to be Delivered in Connection with Contribution. Wellsford Parent and Newco shall execute and deliver, or cause to be executed and delivered, all agreements, documents and instruments necessary or appropriate to effect the contribution contemplated by Section
2.1 and the assumption contemplated by Section 2.2, including, without limitation, those agreements, documents and instruments described in this
Section 2.3:

     (a) Wellsford Parent and Newco shall execute and deliver, or cause to be executed and delivered, an Assignment and Assumption Agreement for the Contributed Assets and the Assumed Liabilities.

     (b) Wellsford Parent shall execute and deliver or cause to be executed and delivered the following documents:

          RDO Assignment of Note and Security Agreements, including an assignment of (a) the Note without recourse, (b) the Deed of Trust (as defined on Schedule 2.1(a) hereto), (c) the Loan Agreement (as defined on
     Schedule 2.1(a) hereto), (d) the Assignment of Leases and Rents (as defined on Schedule 2.1(a) hereto), (e) the Security Agreement (as defined on Schedule 2.1(a) hereto), and (f) those certain financing statements perfecting Wellsford Parent's security interests granted by the Deed of Trust and the Security Agreement (collectively, the "Security Documents");

          (ii) Assignment of Deed of Trust and Security Documents, in form suitable for recording;

          (iii) Assignment of Option Agreement (as defined on Schedule 2.1(a) hereto), in form suitable for recording;

          (iv) UCC-2 Assignments, in form suitable for filing or recording, as the case may be;

          (v) Omnibus Assignment of Mortgage Documents relating to the Sonterra Documents not otherwise covered by the documents listed in this
     Section 2.3(b);

          (vi) Assignment of Seller's Waiver (as defined in Schedule 2.1(a) hereto);

          (vii) Certificate(s) representing eighty (80) shares of Class A Common Stock of WPHC, with valid stock powers attached; and

          (xii) Bill of Sale granting to Newco all right, title and interest of Wellsford Parent to the Intellectual Property Rights.

     2.4 Contributions Not Effected Prior to the Distribution; Transfer Deemed Effective as of the Distribution Date. To the extent that any assignment, transfer, conveyance or delivery (each, a "Contribution") of any Contributed Asset contemplated by this Article II shall not have been consummated on or prior to the Distribution Date, the parties shall cooperate to effect such Contribution as promptly following the Distribution Date as shall be practicable. Nothing herein shall be deemed to require the Contribution of any Contributed Assets which by their terms or operation of law cannot be assigned, transferred, conveyed or delivered; provided, however, that Wellsford Parent and Newco shall use their reasonable best efforts to seek to obtain any necessary consents or approvals for the Contribution of all Contributed Asset contemplated to be contributed pursuant to this Article II. In the event that any Contribution of a Contributed Asset has not been consummated, from and after the Distribution Date Wellsford Parent shall hold such Contributed Asset in trust for the use and benefit of Newco, and shall take such other action as may be reasonably requested by Newco in order to place Newco, insofar as is reasonably possible, in the same position as would have existed had such Contributed Asset been contributed as contemplated by this Article II. As and when any such Contributed Asset is able to be assigned, transferred, conveyed or delivered, as the case may be, such Contribution shall be effected forthwith. The parties agree that, as of the Distribution Date, Newco shall be deemed to have acquired complete and sole beneficial ownership over all of the Contributed Assets, together with all rights, powers and privileges incident thereto and all duties, obligations and responsibilities incident thereto including, without limitation, to the Assumed Liabilities.

     2.5 In contemplation of the Contribution and Distribution, Wellsford Parent and Newco have entered into a Sublease whereby Wellsford Parent has subleased to Newco the premises covered by the Lease between Rockefeller Center Properties ("Prime Landlord") and Wellsford Parent, dated June 29, 1994. Newco has agreed to indemnify Wellsford Parent against certain claims of the Prime Landlord pursuant to an Indemnity Agreement executed and delivered by Newco.


                                   ARTICLE 3

                     DISTRIBUTION AND RELATED TRANSACTIONS

     3.1  Actions Prior to Distribution.

     (a) The Board of Trustees of Wellsford Parent (or a duly authorized committee thereof) shall, in its discretion, establish the Distribution Record Date and the Distribution Date and any procedures necessary or appropriate in connection with the Distribution, but in no event shall the Distribution occur prior to such time as the conditions set forth in this Agreement have been satisfied or waived. Such action shall not create any obligation on the part of Wellsford Parent to effect the Distribution or in any way limit Wellsford Parent's power of termination set forth in Section 6.1 of this Agreement.

     (b) Wellsford Parent and Newco shall prepare and mail, prior to the Distribution Date, to the holders of Wellsford Parent Common Shares, such information concerning Newco, its business, operations and management, the Distribution and such other matters as Wellsford Parent shall reasonably determine to be necessary and as may be required by law. Wellsford Parent and Newco will prepare, and Newco will, to the extent required under applicable law, file with the Commission any such documentation which Wellsford Parent determines are necessary or desirable to effectuate the Distribution, and Wellsford Parent and Newco shall each use its reasonable best efforts to obtain all necessary approvals from the Commission with respect thereto as soon as practicable.

     (c) Wellsford Parent and Newco shall take all such action as may be necessary or appropriate under the securities or blue sky laws of the United States (and any comparable laws under any foreign jurisdiction) in connection with the Distribution.

     (d) Wellsford Parent and Newco shall take all reasonable steps necessary and appropriate to cause the conditions set forth in Section 6.1 to be satisfied and to effect the Distribution on the Distribution Date.

     (e) Newco shall prepare and file, and shall use its reasonable best efforts to have approved on or prior to the Distribution Date, an application for the listing of the Newco Common Stock to be distributed in the Distribution on the New York Stock Exchange, the American Stock Exchange or NASDAQ National Market System, subject to official notice of issuance.

     3.2 Distribution. On or prior to the Distribution Date, subject to the conditions and rights of termination set forth in this Agreement, Wellsford Parent shall (i) deliver to the Agent for the benefit of the Holders a single stock certificate representing all the Newco Common Stock owned by Wellsford Parent, endorsed by Wellsford Parent in blank, and (ii) deliver to the Agent written instructions to distribute on the Distribution Date to each Holder or designated transferee or transferees of such Holder 0.25 of a share of Newco Common Stock for each Wellsford Parent Common Share held by such Holder (and, if applicable, cash in lieu of fractional shares).

     3.3  Fractional Shares.

     (a) No Fractional Shares. Notwithstanding anything herein to the contrary, no certificate or scrip evidencing a fractional share of Newco Common Stock shall be issued in connection with the Distribution, and any such fractional share interests to which a Holder would otherwise be entitled will not entitle such Holder to vote or to any rights of a stockholder of Newco.
In lieu of any such fractional shares, each Holder who, but for the provisions of this Section 3.3(a), would be entitled to receive a fractional share interest of Newco Common Stock pursuant to the Distribution shall be paid cash, without any interest thereon, as hereinafter provided. Wellsford Parent shall instruct the Agent to determine the number of whole shares and fractional shares of Newco Common Stock allocable to each Holder, to aggregate all such fractional shares into whole shares, to sell the whole shares obtained thereby in the open market at the then prevailing prices on behalf of Holders who otherwise would be entitled to receive fractional share interests and to distribute to each such Holder his, her or its ratable share of the total proceeds of such sale, after making appropriate deductions of the amount required to be withheld for federal income tax purposes and after deducting any applicable transfer taxes. All brokers' fees and commissions incurred in connection with such sales shall be paid by Newco.

     (b) Unclaimed Stock or Cash. Any Newco Common Stock or cash in lieu of fractional shares and dividends or distributions with respect to Newco Common Stock that remain unclaimed by any Holder 180 days after the Distribution Date shall be returned to Wellsford Parent, and any such Holder shall look only to Wellsford Parent for the Newco Common Stock, cash, if any, in lieu of fractional share interests and any such dividends or distributions to which they are entitled, subject in each case to applicable escheat or other abandoned property laws.

     3.4 No Representations or Warranties. Each of the parties hereto understands and agrees that no party hereto is, in this Agreement or in any other agreement or document contemplated by this Agreement or otherwise, making any representation or warranty whatsoever, including, without limitation, as to title, value or legal sufficiency.


                                   ARTICLE 4

                                   COVENANTS

     4.1 Undertaking by Wellsford Parent. Wellsford Parent hereby undertakes to change its name from "Wellsford Residential Property Trust" to a new name bearing no resemblance to its present name, immediately upon consummation of the Merger. Promptly, and in any event prior to the completion of the Transition Period, Wellsford Parent shall remove all references to the name "Wellsford" from the names of the Retained Subsidiaries and all of its stationery.

     4.2 Corporate Records. Wellsford Parent shall use its best efforts to arrange, as soon as practicable following the Distribution Date, for the transportation and delivery to Newco of all original agreements, documents, books, records and files relating to or affecting Newco, the Contributed Assets or the Assumed Liabilities, to the extent such items are not already in the possession of Newco, provided that Wellsford Parent may retain any tax returns, reports, forms or work papers, and Newco will be provided with copies of such returns, reports, forms or work papers.

     4.3 Confidentiality. Each of Wellsford Parent and Newco shall hold, and shall cause its respective trustees, directors, officers, Affiliates, employees, agents, accountants, consultants and advisors (collectively, "Representatives") to hold, in strict confidence all information concerning the other relating to the Contributed Assets and the Assumed Liabilities in its possession (except to the extent that such information has been (a) in the public domain through no fault of such party or any of its Representatives, including information contained in the Registration Statement and the S-4 and other statements and reports filed with the Commission, or (b) later lawfully acquired from other sources by such party) to the extent such information (i) relates to the period up to the Effective Time, (ii) relates to this Agreement or (iii) is obtained from the other party pursuant to this Agreement ("Confidential Information"). Each party shall not release or disclose, or permit to be released or disclosed by any of its Representatives or otherwise, any Confidential Information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors who need to know such information, unless compelled to disclose by judicial or administrative process or, as advised by its counsel, by other requirements of law. In the event that either party or its Representatives (a "Disclosing Party") is compelled to release or disclose, or permit to be released or disclosed, any Confidential Information as provided in the immediately preceding sentence, such Disclosing Party shall (i) immediately notify the other party (the "Providing Party") of the existence, terms and circumstances surrounding such a requirement, (ii) consult with the Providing Party on the advisability of taking legally available steps to resist or narrow such requirement and (iii) if disclosure of such information is nevertheless required, furnish only that portion of the Confidential Information which, in the opinion of such Disclosing Party's counsel, such Disclosing Party is legally compelled to disclose and to cooperate with any action by the Providing Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information (it being agreed that the Providing Party shall reimburse the Disclosing Party for all reasonable out-of-pocket expenses incurred by the Disclosing Party in connection with such cooperation).

     4.4 Further Assurances. Each of the parties hereto shall use their reasonable best efforts, prior to, on and after the Distribution Date, to take or cause to be taken, all actions, and to do, or cause to be done, all things, necessary, proper or desirable under applicable laws and regulations to carry out the purposes of this Agreement and to vest Newco with full title to all Contributed Assets. Without limiting the foregoing, Wellsford Parent and Newco shall use their best efforts to obtain all consents and approvals, to enter into all amendatory agreements and to make all filings and applications and take all other actions which may be required for the consummation of the transactions contemplated by this Agreement, including, without limitation, all applicable regulatory filings.


                                   ARTICLE 5

                                INDEMNIFICATION

     5.1 Indemnification by Wellsford Parent. Except as otherwise set forth herein, Wellsford Parent, for itself and its Affiliates, and their respective successors and assigns, shall indemnify, defend and hold harmless Newco, each of its directors, officers, employees and agents, and each Affiliate of Newco, and each of the heirs, executors, successors and assigns of any of the foregoing (the "Newco Indemnitees") from and against any and all Losses of the Newco Indemnitees arising out of, by reason of or otherwise in connection with the Wellsford Parent Liabilities, except as otherwise provided in the Transaction Costs Agreement.

     5.2 Indemnification by Newco. Except as otherwise set forth herein, Newco, for itself and its Affiliates and their respective successors and assigns, shall indemnify, defend and hold harmless Wellsford Parent, each of its trustees, officers, employees and agents, and each Affiliate of Wellsford Parent, and each of the heirs, executors, successors and assigns of any of the foregoing (the "Wellsford Parent Indemnitees") from and against any and all Losses of the Wellsford Parent Indemnitees arising out of, by reason of or otherwise in connection with the Newco Liabilities, except as otherwise provided in the Credit Enhancement Agreement and the Palomino Agreement.

     5.3 Limitations on Indemnification Obligations. The amount which any party (an "Indemnifying Party") is or may be required to pay to any other party (an "Indemnitee") pursuant to Section 5.1 or Section 5.2 shall be reduced (retroactively or prospectively) by any insurance proceeds or other amounts actually recovered by or on behalf of such Indemnitee, in reduction of the related Loss. If an Indemnitee shall have received the payment required by this Agreement from an Indemnifying Party in respect of a Loss and shall subsequently actually receive insurance proceeds or other amounts in respect of such Loss, then such Indemnitee shall pay to such Indemnifying Party a sum equal to the amount of such insurance proceeds or other amounts actually received, up to the aggregate amount of any payments received from such Indemnifying Party pursuant to this Agreement in respect of such Loss.

     5.4  Procedure for Indemnification.

     (a) If an Indemnitee shall receive notice or otherwise learn of the assertion by a person (including, without limitation, any Governmental Authority) who is not a party to this Agreement or the Merger Agreement of any claim or of the commencement by any such person of any Action (a "Third-Party Claim") with respect to which an Indemnifying Party may be obligated to provide indemnification pursuant to this Agreement, such Indemnitee shall give such Indemnifying Party written notice (the "Indemnitee Notice") thereof promptly after becoming aware of such Third-Party Claim; provided, however, that the failure of any Indemnitee to give notice as provided in this Section
5.4 shall not relieve the applicable Indemnifying Party of its obligations under this Article V, except to the extent that such Indemnifying Party is prejudiced by such failure to give notice. Such Indemnitee Notice shall describe the Third-Party Claim in reasonable detail and shall indicate the amount (estimated if necessary) of the Loss that has been or may be sustained by such Indemnitee.

     (b) The Indemnitee shall provide to the Indemnifying Party on request all information and documentation reasonably necessary to support and verify any Losses which the Indemnitee believes give rise to a claim for indemnification hereunder and shall give the Indemnifying Party reasonable access to all books, records and personnel in the possession or under the control of the Indemnitee which would have bearing on such claim.

     (c) Upon receipt of the Indemnitee Notice required by Section 5.4(a), the Indemnifying Party shall be entitled, if it so elects, to take control of the defense and investigation with respect to such claim and to employ and engage attorneys of its own choice to handle and defend the same, at the Indemnifying Party's cost, risk and expense, upon written notice to the Indemnitee of such election within 30 days of receipt of Indemnitee's notice. The Indemnifying Party shall not settle any third-party claim that is the subject of indemnification without the written consent of the Indemnitee, which consent shall not be unreasonably withheld; provided, however, that the Indemnifying Party may settle a claim without the Indemnitee's consent if such settlement (i) includes a complete release of the Indemnitee and (ii) does not require the Indemnitee to make any payment or take any action or otherwise materially adversely affect the Indemnitee. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third-Party Claim, such Indemnifying Party will not be liable to such Indemnitee under this Article V for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense thereof; provided, that, if the defendants in any such claim include both the Indemnifying Party and one or more Indemnitees and a conflict of interest between such Indemnitees and such Indemnifying Party exists in respect of such claim, such Indemnitees will have the right to employ separate counsel reasonably satisfactory to the Indemnifying Party to represent such Indemnitees, and in that event the reasonable fees and expenses of such separate counsel (but not more than one separate counsel) will be paid by such Indemnifying Party.

     (d) If an Indemnifying Party elects to defend or to seek to compromise any Third-Party Claim, the appropriate Indemnitee shall (x) cooperate in all reasonable respects with the Indemnifying Party in connection with such defense and (y) not admit any liability with respect to, or settle, compromise or discharge, such Third-Party Claim without the Indemnifying Party's prior written consent.

     (e) If the Indemnifying Party shall decline to assume the defense of any such Third-Party Claim, or shall fail to notify the Indemnitee that it will defend such claim within 30 days after receipt of the Indemnitee Notice, the Indemnitee shall defend against such claim (provided that the Indemnitee shall not settle such claim without the consent of the Indemnifying Party). The expenses of all proceedings, contests or lawsuits in respect of such claims shall be borne by the Indemnifying Party but only if the Indemnifying Party is responsible pursuant to this Article V to indemnify the Indemnitee in respect of the Third-Party Claim.

     (f) In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Third-Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances with respect to which such Indemnitee may have any right or claim relating to such Third-Party Claim against any claimant or plaintiff asserting such Third-Party Claim. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

     (g) With respect to any Third-Party Claim for which the Indemnifying Party assumes responsibility for defense, the Indemnifying Party shall inform the Indemnitee, upon the reasonable written request of the Indemnitee, of the status of efforts to resolve such Third-Party Claim. With respect to any Third-Party Claim for which the Indemnifying Party does not assume such responsibility, the Indemnitee shall inform the Indemnifying Party, upon the reasonable written request of the Indemnifying Party, of the status of efforts to resolve such Third-Party Claim.

     5.5 Survival of Indemnities. The obligations of Wellsford Parent and Newco under this Article V shall survive the sale or other transfer by it of any assets or businesses or the assignment by it of any Liabilities, with respect to any Loss of the other related to such assets, businesses or Liabilities.


                                   ARTICLE 6

             CONDITIONS TO THE CONTRIBUTION AND THE DISTRIBUTIONS

     6.1 Conditions Precedent to the Distributions. The obligation of Wellsford Parent to cause the Contribution of the Contributed Assets pursuant to Article II and to cause the consummation of the Distributions pursuant to
Article III shall be subject, at the option of Wellsford Parent, to the fulfillment or waiver, of each of the following conditions:

     (a) Effective Date of Registration Statement. Each of the Registration Statement and the S-4 shall have been declared effective by order of the Commission and shall not be the subject of any stop order or proceeding by the Commission seeking a stop order.

     (b) No Prohibitions. Consummation of the transactions contemplated hereby shall not be prohibited by applicable law and no Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Distribution, the Merger or any transaction contemplated by this Agreement or the Merger Agreement, it being understood that the parties hereto hereby agree to use their reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted as promptly as possible.

     (c) Conditions Precedent to Merger Satisfied. Each condition to the closing of the Merger set forth in Sections 6.1 and 6.3 of the Merger Agreement shall have been satisfied or waived.


                                   ARTICLE 7

                                 MISCELLANEOUS

     7.1 Termination. This Agreement may be terminated and the Distribution abandoned for any or no reason at any time prior to the Distribution by and in the sole discretion of the Board of Trustees of Wellsford Parent without the approval of Newco or the shareholders of Wellsford Parent. In the event of such termination, no party will have any liability of any kind to any other party.

     7.2 Complete Agreement; Construction. This Agreement, including the Schedules, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all previous negotiations, commitments and writings with respect to such subject matter.

     7.3 Survival of Agreements. Except as otherwise contemplated by this Agreement, all covenants and agreements of the parties contained in this Agreement will survive the Distribution Date.

     7.4 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Maryland, without regard to the principles of conflicts of laws thereof.

     7.5 Notices. All notices and other communications hereunder must be in writing and must be delivered by hand, mailed by registered or certified mail (return receipt requested) or sent by facsimile transmission to the parties at the following addresses (or at such other addresses for a party as may be specified by like notice) and will be deemed given on the date on which such notice is received:

               To Wellsford Parent:

               Before the Distribution Date, to:

               Wellsford Residential Property Trust
               610 Fifth Avenue, 7th Floor
               New York, NY 10020
               Attn: President
               Fax:  (212) 333-2323

               After the Distribution Date, to:

               Equity Residential Properties Trust
               Two North Riverside Plaza
               Suite 400
               Chicago, IL 60606
               Attn: President
               Fax: (312) 207-5243

               To Newco:

               Wellsford Real Properties, Inc.
               610 Fifth Avenue, 7th Floor
               New York, NY 10020
               Attn: President
               Fax:  (212) 333-2323


     7.6 Amendments. This Agreement may not be modified or amended except by an agreement in writing signed by the parties.

     7.7 Successors and Assigns. Except in connection with the Merger, this Agreement shall not be assignable, in whole or in part, directly or indirectly, by either party hereto without the prior written consent of the other, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void; provided, however, that the provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns; provided, further, that the rights and obligations of Wellsford Parent under this Agreement may be assigned after the Merger to ERP Operating Partnership.

     7.8 No Third-Party Beneficiaries. Except for the provisions of Article V relating to Indemnitees and as otherwise expressly provided herein, the provisions of this Agreement are solely for the benefit of the parties hereto and their respective successors and permitted assigns and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

     7.9 Title and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     7.10 Legal Enforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party hereto, each party hereto acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder are specifically enforceable.

     7.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.12 Non-Recourse. This Agreement and all documents, agreements, understandings and arrangements relating hereto have been entered into or executed on behalf of Wellsford Parent by the undersigned in his capacity as a trustee or officer of Wellsford Parent, which has been formed as a Maryland real estate investment trust pursuant to an Amended and Restated Declaration of Trust of Wellsford Parent dated as of November 2, 1992, as amended and restated, and not individually, and neither the trustees, officers or shareholders of Wellsford Parent shall be personally bound or have any personal liability hereunder. Newco shall look solely to the assets of Wellsford Parent for satisfaction of any liability of Wellsford Parent with respect of this Agreement and all documents, agreements, understandings and arrangements relating to this Agreement and will not seek recourse or commence any action against any of the trustees or officers of Wellsford Parent or any of their personal assets for the performance or payment of any obligation of Wellsford Parent hereunder or thereunder.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                              WELLSFORD RESIDENTIAL PROPERTY TRUST


                              By: /s/ Jeffrey Lynford
                                  -------------------------------------
                                 Name: Jeffrey Lynford
                                 Title: Chairman


                              WELLSFORD REAL PROPERTIES, INC.

                              By: /s/ Edward Lowenthal
                                 ------------------------------------
                                 Name: Edward Lowenthal
                                 Title: President

                                SCHEDULE 2.1(a)

                              SONTERRA DOCUMENTS

     1. Loan Agreement ("Loan Agreement"), dated as of June 28, 1996, by and between Wellsford Residential Property Trust and Specified Properties VIII, L.P., a Texas Limited Partnership ("Specified").

     2.   Waiver of Borrower's Condition, dated as of July 11, 1996, by
Specified.

     3. Promissory Note, dated June 28, 1996, by Specified in favor of Wellsford Residential Property Trust in the amount of $17,800,000.00 (the "Note").

     4. Deed of Trust, Security Agreement and Fixture Filing, made as of June 28, 1996, by Specified, as Trustor, Chicago Title Insurance Company, as Trustee, and Wellsford Residential Property Trust, as Beneficiary ("Deed of Trust").

     5. Guaranty Agreement, dated as of June 28, 1996, by John R. Carmichael in favor of Wellsford Residential Property Trust.

     6. Assignment of Leases and Rents, dated as of June 28, 1996, by and from Specified to and for the benefit of Wellsford Residential Property Trust ("Assignment of Leases and Rents").

     7. Assignment of Agreements, made as of June 28, 1996, by Specified to Wellsford Residential Property Trust.

     8. Consent and Agreement of Manager, by Lexford Properties, Inc., dated as of July 15, 1996.

     9. Hazardous Substances Remediation and Indemnification Agreement, dated as of June 28, 1996, by Specified, Westwood Residential No. 9 Limited Partnership, a Texas limited partnership, and Westwood Residential General Partner No. 9, Inc., a Texas corporation, in favor of Wellsford Residential Property Trust.

     10. Security Agreement, dated as of June 28, 1996, between Specified and Wellsford Residential Property Trust ("Security Agreement").

     11. Letter Agreement, dated July 9, 1996, between Specified, Wellsford Residential Property Trust and Chicago Title Insurance Company.

     12. Lender's Title Policy No. 512169 issued by Chicago Title Insurance Company, dated July 12, 1996 ("Lender's Title Policy").

     13. Option Agreement, made as of June 28, 1996, by and between Specified and Wellsford Residential Property Trust ("Option Agreement").

     14. Memorandum of Option to Purchase, made as of June 28, 1996, by Specified and Wellsford Residential Property Trust.

     15. Waiver of Seller's Condition, dated as of July 11, 1996, by Specified ("Seller's Waiver").

     16. Owner's Title Policy No. 512169 issued by Chicago Title Insurance Company, dated September 20, 1996.

                                SCHEDULE 2.1(e)

                          SPLIT DOLLAR LIFE INSURANCE


     1. Modification Agreement, dated as of December 11, 1995, by and between Wellsford Residential Property Trust and Edward Lowenthal.

     2. Modification Agreement, dated as of December 11, 1995, by and between Wellsford Residential Property Trust and Jeffrey H. Lynford.

     3. Modification Assignment, dated as of December 11, 1995, by and between Wellsford Residential Property Trust and Edward Lowenthal.

     4. Modification Assignment, dated as of December 11, 1995, by and between Wellsford Residential Property Trust and Jeffrey H. Lynford.

                                SCHEDULE 2.2(a)

                               OPTION AGREEMENTS